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                                    EXHIBIT 5
        Form of Voyage Protector Individual Variable Annuity Application
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APPLICATION FOR STARPOINT INDIVIDUAL VARIABLE ANNUITY             OneAmerica (R)

Products and financial services provided by American United Life Insurance Company(R) a OneAmerica(R) company
OneAmerican Square, P.O. Box 6004
Indianapolis, Indiana 46206-6004
1-877-999-9883

_______________________________________________________________________________
1. Proposed Annuitant/Owner (issue ages 0-90)



Full Name:______________________________________________   __ Male __ Female
           First Name     Middle Name     Last Name
Social Security # ____-__-____         Birthdate (Month-Day-Year __-__-____

Address:   Street__________________________________ City ______________________

           State __________________ Zip ____________Phone # (___)___-____

________________________________________________________________________________

2. Proposed Owner (if other than annuitant)  __ Person  __Corporation __Trust
                 __ Annuitant & Spouse Jointly(Complete Joint Owner Endorsement)

__ Proposed Annuitant under __________________(state) UGMA, UTMA (complete below for Custodian)
Full Name of Person, Custodian, or Name of Corporation or Trust ________________

Full Name of Corporate Officer(s) or Trustee(s) and Title(s) _________________

Soc. Sec. or Tax ID # ___________   __ Male __Female  Birthdate ________________

Address: Street _________________________ City ____________________ State_______

         Zip ___________ Phone #(___)__________ Relationship to Annuitant_______

________________________________________________________________________________

3. First Beneficiary
For multiple beneficiaries, indicate: __ Share and share alike, or the survivor of them. OR __ In equal shares, per stirpes.

__ Full Name (first/middle/last ________________________ Relationship to Owner__
                                                ________________________________

   Address ____________________________________________ Phone # (___)___________

   Social Security # _________________ __ Male __ Female Birthdate _____________

__ Full Name (first/middle/last)________________________ Relationship to Owner__
                                                ________________________________

   Address ____________________________________________ Phone # (___)___________

   Social Security # _________________ __ Male __ Female Birthdate _____________
________________________________________________________________________________

4. Second Beneficiary (if no first beneficiary is living)
                                         Relationship to Owner__________________

__ Full Name(s) (first/middle/last)_____________________________________________

   Social Security # ____________________  __ Male __ Female Birthdate__________

__ Full Name(s) (first/middle/last)_____________________________________________

   Social Security # ____________________  __ Male __ Female Birthdate__________

__ Any lawful children of the owner, share and share alike. If any second beneficiary is not living at the time a death benefit is payable, the living children, if any, of such deceased second beneficiary shall receive, share and share alike, the share of the proceeds which their parent would have received if living.
________________________________________________________________________________

5. Type of Plan Applying For

__ Non-Qualified
__ IRA                     ___ Roth IRA     ___ SEP IRA      ___ SIMPLE IRA
__ S 457 Government Plan   ___ 403(b) TDA   ___ One 401(k)   ___ S 457 Plan for
__ S 401(k)                ___ Pension or Profit Sharing         Tax Exempt
__ __________________________________________                    Employer
________________________________________________________________________________

6. Riders (available only at time of issue)

__ ECP: Extra Credit Premium(1) (issue ages 0-90; 6% option)
__ Guaranteed Minimum Withdrawal Benefit (Issue ages 45-85)
__ Lifetime Guaranteed Minimum Withdrawal Benefit for Owner's Life (Issue ages
                                                                    45-85)
__ Lifetime Guaranteed Minimum Withdrawal Benefit for Owner and Spouse's Life
                                                              (Issue ages 45-85)
__ EDB: Enhanced Death Benefit (issue ages 0-80)
__ GRIP: Guaranteed Return of Premium Rider (Issue ages 0-80)
__ ______________________________________________________________
(1) Extra Credit Premium is not available in PA.


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________________________________________________________________________________

7. Replacement Information

Do you have existing life insurance or annuity(ies) with this or any other company? ___ Yes ___No

Will this policy be replacing or changing any existing life insurance or annuity with this or any other company? ___ Yes ___ No

If money is coming from a qualified direct transfer/rollover, complete below:
 Original contract IRS plan type ______________________________________
 Will withdrawal charges be incurred? ___ Yes ___ No

List all life insurance or annuities in force on proposed annuitant:

a. Company Name                 Policy #       Amount       ADB      Year Issued

   _____________________________________________________________________________

b. Is an application for life, health insurance or annuity pending with this or any other company or society? ___ Yes ___ No

   Company Name _______________________________________ Amount $________________
________________________________________________________________________________

8. Premiums

__ Initial Premium ($1,000 minimum) $_____________________________
   Check if: __ Direct Rollover   __ Rollover   __ Section 1035 Exchange
   If any type IRA, indicate tax year for initial premium ____________

__ Additional Premium at issue $_____________________    ___ Direct Transfer

__ Planned Premiums ($100/month minimum) $_____________

   __ No Billing    __ Annual Billing   __ Monthly Automatic Premium Payment
                                           (complete Bank Draft Authorization,
                                            form 8-19115)
________________________________________________________________________________

9. Asset Management

Please complete the Investment Option Election Form.
Note: If accurate investment instructions are not available and no restrictions apply, the default invesment is OneAmerica Money Market.

________________________________________________________________________________

Additional Information - Representative Use Only







________________________________________________________________________________

11. Fraud Warnings

Notice For Residents of AR, LA and NM

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and maybe subject to fines and confinement in prison.

Notice For Residents of CO

It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment or fines, denial of insurance and civil damages. Any insurance company or representative of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or reward payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the department of regularoty agiencies.

Notice For Residents of DC and VA

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

Notice For Residents of FL

Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

(Fraud Warnings continued on the next page)

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________________________________________________________________________________

11. Fraud Warnings

Notice For Residents of KY

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Notice For Residents of ME, TN and WA

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

Notice For Residents of NJ

Any person who  knowingly  files a statement  of claim  containing  any false or
misleading   information   is  subject   to   criminal   and  civil   penalties.

Notice For Residents of OH

Any person who, with a purpose to injur, defraud or deceive any insurance company, files a statement of claim containing any false, incomplete or misleading information is subject to prosecution and punishment for insurance fraud, as provided in RSA 638:20.

Notice For Residents of OK

Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Notice For Residents of PA

Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false infromation, or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such a person to criminal and civil penalties.
________________________________________________________________________________

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________________________________________________________________________________

12. Taxpayer Identification  Number  Certification

Under penalty of perjury, I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)
________________________________________________________________________________
CD-ROM Verification

___ Yes, I have a CD-ROM drive on my computer and am able to view all of the prospectuses

________________________________________________________________________________
Name                                                          Date

For a printed version of the prospectuses, please call 1-800-537-6442.
Variable contracts issued by AUL are distributed by OneAmerica Securities, Inc., Member NASD, SIPC, a wholly-owned subsidiary of AUL.

________________________________________________________________________________

I represent that I have read and understand all the statements and answers given in this application and that they are true and complete to the best of my knowledge and belief. It is agreed that: a) any annuity issued will be based on the statements and answers given in this application and any amendments to it;
b) no agent has the authority to make or alter any contract for the company; c) no contract shall take effect unless and until this applications is approved by the company at its home office; d) I have received a current prospectus for each of the investment accounts and mutual fund(s) as chosen on the Investment Option Election Form; and e) ALL BENEFITS, PAYMENTS, AND VALUES UNDER THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT PERFORMANCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. The Internal Revenue Service does not require your consent to any portions of this document other than the certification required to avoid backup withholding.

If this annuity is to fund a 403(b), I understand the restrictions on distributions from a 403(b) tax deferred annuity as set out in Section 403(b)(11) of the Internal Revenue Code and in the current prospectus.

Proposed Annuitant Signature________________________________________

Signed at (city, state)______________________ Date__________________

Proposed Owner Signature if other than Annuitant (include title if applicable
________________________________________

Signed at (City, State) ________________________________________ Date __________

Registered Representative: To the best of your knowledge, will the annuity applied for replace any existing insurance or annuity? __ Yes __ No

Rep Printed Name ______________________ Rep Signature __________________________

 AUL Rep Code _________________  Rep Phone #(___)_________ Rep E-Mail___________

 Share %___________

Rep Printed Name ______________________ Rep Signature __________________________

 AUL Rep Code _________________

___ Heaped    ____ Heaped + Trail    ____ Heaped + Trail
                   Option 1               Option 2 (Level)

The default option is Heaped if nothing is checked.


FLORIDA ONLY:  FL LIcense #___________ Rep Printed Name ________________________

               Signature_________________________________

Field Office Principal or Broker-Dealer Approval________________________________

 Date______________

________________________________________________________________________________

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                                    RECEIPT



Received from  _________________________________the sum of $____________________
in connection with an application for a variable annuity from American United Life Insurance Company(R) (AUL). The amount received and the application will be forwarded to the Home Office of AUL for review. If the application for the variable annuity contains all of the required information and is otherwise acceptable to AUL, then the amount set forth above will be applied and invested as specified in the current prospectus describing AUL's variable annuity.


_______________________________    ____________________________  _______________
Registered Representative            Registered Representative     Date
Printed Name                         Signature


  ALL CHECKS MUST BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY(R)

DO NOT MAKE CHECKS PAYABLE TO A REPRESENTATIVE OR ANY OTHER ENTITY OR LEAVE PAYEE BLANK

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